Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205422) pertaining to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan of Zions Bancorporation, National Association for our report dated June 26, 2020, with respect to the financial statements and schedules of the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Salt Lake City, Utah
June 26, 2020

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